                                                                    EXHIBIT 11.1

                            LAM RESEARCH CORPORATION

                 COMPUTATION OF SUPPLEMENTAL EARNINGS PER SHARE
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       PRIMARY      FULLY DILUTED
                                                                       --------     -------------
YEAR-ENDED JUNE 30, 1997
Net loss.............................................................  $(30,676)      $ (30,676)
                                                                       --------        --------
                                                                       $(30,676)      $ (30,676)
                                                                       ========        ========
Weighted average shares outstanding..................................    36,919          36,919
                                                                       --------        --------
Common and common equivalent shares used in computing per share
  amounts............................................................    36,919          36,919
                                                                       ========        ========
Net loss per share...................................................  $  (0.83)      $   (0.83)
                                                                       ========        ========
YEAR-ENDED JUNE 30, 1996
Net Income...........................................................  $145,878       $ 145,878
Add interest expense on convertible subordinated debentures, net of
  tax................................................................        --           3,264
                                                                       --------        --------
                                                                       $145,878       $ 149,142
                                                                       ========        ========
Weighted average shares outstanding..................................    33,753          33,753
Net effect of dilutive stock option..................................     1,726           1,744
Assumed conversion of subordinated debentures........................        --           2,222
                                                                       --------        --------
Common and common equivalent shares used in computing per share
  amounts............................................................    35,479          37,719
                                                                       ========        ========
Net income per share.................................................  $   4.11       $    3.95
                                                                       ========        ========
YEAR-ENDED JUNE 30,1995
Net Income...........................................................  $ 90,279       $  90,279
Add interest expense on convertible subordinated debentures, net of
  tax................................................................        --           3,455
                                                                       --------        --------
                                                                       $ 90,279       $  93,734
                                                                       ========        ========
Weighted average shares outstanding..................................    29,377          29,377
Net effect of dilutive stock options.................................     3,014           3,374
Assumed conversion of subordinated debentures........................        --           2,640
                                                                       --------        --------
Common and common equivalent shares used in computing per share
  amounts............................................................    32,391          35,391
                                                                       --------        --------
                                                                       $   2.79       $    2.65
                                                                       ========        ========

---------------

Note: Amounts presented above applicable to prior periods have been restated to reflect the Company's merger with OnTrak Systems, Inc. as a pooling of interests.